                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                      GATEFIELD CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                             GATEFIELD CORPORATION
                             47100 Bayside Parkway
                           Fremont, California 94538

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 13, 1998

To the Stockholders of GateField Corporation:

    The Annual Meeting of Stockholders of GateField Corporation (the "Company") will be held at 47100 Bayside Parkway, Fremont, California 94538, on Wednesday, May 13, 1998 at 3:00 p.m., local time, to consider and act upon the following matters:

    1.  To elect one Class I director to serve for a three-year term.

    2. To approve (i) the Company's 1996 Stock Option Plan (the "1996 Plan"), as amended to provide for the issuance of up to 2,000,000 shares and a limit on the number of shares that may be issued under the 1996 Plan to any individual and (ii) the continuance of the 1996 Plan, as amended.

    3. To approve (i) an amendment to the Company's Employee Stock Purchase Plan (the "ESPP"), extending the termination date of the ESPP to December 31, 2007 and (ii) an amendment increasing the number of shares issuable under the ESPP from 500,000 to 700,000.

    4. To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year.

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of the business on March 16, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          Douglas E. Klint
                                          SECRETARY

Fremont, California
April 17, 1998

--------------------------------------------------------------------------------

 WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND
 SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                             GATEFIELD CORPORATION
                             47100 Bayside Parkway
                           Fremont, California 94538

                                PROXY STATEMENT
             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 13, 1998

                                  INTRODUCTION

GENERAL INFORMATION

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of GateField Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held on May 13, 1998, and at any adjournment of that meeting. All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

    The Company's Annual Report for the year ended December 31, 1997 was mailed to stockholders, along with these proxy materials, on or about April 17, 1998.

QUORUM REQUIREMENT

    At the close of business on March 16, 1998, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 40,798,143 shares of Common Stock of the Company and 1,000,000 shares of Series B Convertible Preferred Stock of the Company (the "Preferred Stock"), constituting all of the outstanding voting stock of the Company. Holders of Common Stock are entitled to one vote per share. Holders of Preferred Stock are entitled to the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by each such holder are convertible. Holders of Preferred Stock are entitled to an aggregate of 4,582,500 votes.

    The holders of shares representing a majority of the votes represented by the shares of Common Stock and Preferred Stock outstanding and entitled to vote at the Annual Meeting shall constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock and Preferred Stock represented in person or by proxy (including shares which abstain or otherwise do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

VOTES REQUIRED

    The affirmative vote of the holders of shares representing a plurality of the votes cast by the holders of the Common Stock and Preferred Stock is required for the election of the director. The affirmative vote of the holders of shares representing a majority of the votes cast by the holders of the Common Stock and Preferred Stock is required for the approval of the Company's 1996 Stock Option Plan, the approval of the proposed amendments to the Company's Employee Stock Purchase Plan and the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year.

    Shares which abstain from voting as to a particular matter, and shares held in "street name" by a broker or nominee who indicates on a proxy that it does not have discretionary authority to vote as to a particular matter, will not be voted in favor of such matter, and also will not be counted as votes cast on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast on a matter (such as the election of the Class I director, the approval of the Company's 1996 Stock Option Plan, the approval of the proposed amendments to the Company's Employee Stock Purchase Plan and the ratification of the selection of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year).

BENEFICIAL OWNERSHIP OF VOTING STOCK

    The following table sets forth the beneficial ownership of the Company's Common Stock and Preferred Stock as of March 16, 1998 (i) by each person who is known by the Company to beneficially own more than 5% of the outstanding shares of either the Common Stock or Preferred Stock, (ii) by each director or nominee for director of the Company, (iii) by each of the executive officers named in the Summary Compensation Table set forth under the caption "Executive Compensation" below (the "Named Executives"), and (iv) by all current directors and executive officers as a group.

                                                                COMMON STOCK                 PREFERRED STOCK
                                                       ------------------------------  ----------------------------
                                                        NUMBER OF                       NUMBER OF
                                                         SHARES       PERCENTAGE OF      SHARES      PERCENTAGE OF
                                                       BENEFICIALLY    OUTSTANDING     BENEFICIALLY   OUTSTANDING
BENEFICIAL OWNER                                        OWNED(1)     COMMON STOCK(2)    OWNED(1)    PREFERRED STOCK
-----------------------------------------------------  -----------  -----------------  -----------  ---------------
5% Stockholders
Idanta Partners Ltd.(3)..............................   7,240,350           16.3%         790,000          79.0%
Directors / Nominees
David J. Dunn(4).....................................   9,073,350           20.0%         990,000          99.0%
James R. Fiebiger(5).................................     295,000           *              --             --
Jonathan S. Huberman(6)..............................   7,240,350           16.3%         790,000          79.0%
Horst G. Sandfort....................................      38,770           *              --             --
Current Executive Officers
Peter G. Feist.......................................      34,568           *              --             --
Stephen A. Flory(7)..................................      75,175           *              --             --
Douglas E. Klint(8)..................................      36,082           *              --             --
Charles S. Parr(9)...................................      50,353           *              --             --
Timothy Saxe(10).....................................      77,353           *              --             --
All current directors and executive officers as a
  group (9 persons)(11)..............................   9,680,651           19.2%         990,000          99.0%
Previous CEO and Executive Officer
Phillips W. Smith(12)................................     533,404            1.3%          --             --
  Former Chief Executive Officer
John R. Walsh(13)....................................      41,500           *              --             --
  Former President, Verification Division

------------------------

   * Less than 1%

 (1) Each stockholder possesses sole voting and investment power with respect to the shares listed, except as otherwise indicated. In accordance with the rules of the Securities and Exchange Commission, each stockholder is deemed to beneficially own any shares subject to stock options, warrants or convertible securities which are currently exercisable or which become exercisable within 60 days after March 16, 1998, and any reference in these footnotes to shares subject to stock options, warrants and convertible securities held by the person or entity in question refers only to such stock options, warrants and convertible securities. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

 (2) Number of shares deemed outstanding includes 40,798,143 shares outstanding as of March 16, 1998 and any shares subject to stock options, warrants or convertible securities held by the person or entity in question.

 (3) The address of Idanta Partners Ltd. ("Idanta") is 4660 La Jolla Village Drive, Suite 850, San Diego, CA 92122. Includes 3,620,175 shares of Common Stock issuable upon the conversion of outstanding Preferred Stock.

 (4) Consists of (i) 916,500 shares of Common Stock and 916,500 shares of Common Stock issuable upon the conversion of 200,000 shares Preferred Stock, all held by a family trust of which Mr. Dunn is trustee (the "Trust"), and (ii) 3,620,175 shares of Common Stock and 3,620,175 shares of Common Stock issuable upon the conversion of 790,000 shares of Preferred Stock, all held by Idanta. The Trust is managing general partner of Idanta. Mr. Dunn shares voting and investment power with respect to such shares. Mr. Dunn disclaims beneficial ownership of all of the foregoing shares.

 (5) Includes 50,000 shares issuable upon the exercise of outstanding warrants.

 (6) Consists of 3,620,175 shares of Common Stock and 3,620,175 shares of Common Stock issuable upon the conversion of 790,000 shares of Preferred Stock, all held by Idanta, with respect to which Mr. Huberman is general partner. Mr. Huberman shares voting and investment power with respect to such shares. Mr. Huberman disclaims beneficial ownership of all of the foregoing shares.

 (7) Includes 58,825 shares issuable upon the exercise of outstanding stock options.

 (8) Consists of 36,082 shares issuable upon the exercise of outstanding stock options.

 (9) Includes 32,467 shares issuable upon the exercise of outstanding stock options.

 (10) Consists of 77,353 shares issuable upon the exercise of outstanding stock options.

 (11) Includes 4,536,675 shares of Common Stock issuable upon the conversion of outstanding Preferred Stock, and 254,727 shares of Common Stock issuable upon the exercise of outstanding stock options and warrants.

 (12) Mr. Smith resigned as a director and officer of the Company in September 1997.

 (13) Mr. Walsh resigned as an officer of the Company in October 1997.

                              ELECTION OF DIRECTOR

    The Company's Board of Directors is divided into three classes, with members of each Class holding office for staggered three-year terms. Currently, there is one Class I director, whose term expires at this Annual Meeting of Stockholders, two Class II directors, whose terms expire at the Annual Meeting of Stockholders following the year ending December 31, 1998, and one Class III director, whose term expires at the Annual Meeting of Stockholders following the year ending December 31, 1999 (in all cases subject to the election and qualification of their successors or to their earlier death, resignation or removal).

    The persons named in the enclosed proxy will vote to elect James R. Fiebiger as a Class I Director, unless authority to vote for the election of the nominee is withheld by marking the proxy to that effect. Dr. Fiebiger is currently a Class I director of the Company. He has indicated his willingness to serve, if elected, but if he should be unable or unwilling to stand for election, proxies may be voted for a substitute nominee designated by the Board of Directors.

DIRECTORS OF THE COMPANY

    Set forth below are the names and certain information with respect to each director of the Company, including the nominee for Class I director.

 NOMINEE FOR CLASS I DIRECTOR (HOLDING OFFICE FOR TERM EXPIRING AT THIS ANNUAL
  MEETING; NOMINATED FOR THE TERM EXPIRING AT THE ANNUAL MEETING FOR THE YEAR
                           ENDING DECEMBER 31, 2000)

    JAMES R. FIEBIGER, age 56, has been a director of the Company since 1994. Dr. Fiebiger has been President and Chief Executive Officer of the Company since October 1997, and was President of the GateField division of the Company from June 1997 to October 1997. Dr. Fiebiger had been a Consultant for the semiconductor industry since serving as President and Chief Operating Officer of VLSI Technology, Inc., a manufacturer of semiconductors, from February 1988 to August 1993. Previous positions include President and CEO of Thomson-Mostek and Senior Vice President and Assistant General Manager of Motorola's Worldwide Semiconductor Sector. Dr. Fiebiger is currently a member of the Board of Directors of Mentor Graphics Corporation and Thunderbird Technology, Inc.

 CLASS II DIRECTOR (HOLDING OFFICE FOR TERM EXPIRING AT THE ANNUAL MEETING FOR
                       THE YEAR ENDING DECEMBER 31, 1998)

    DAVID J. DUNN, age 66, has been a director of the Company since December 1997. He has been Chairman of the Board of Directors of Iomega Corporation since 1980. Mr. Dunn has been Managing Partner of Idanta, a venture capital firm, since 1971.

    HORST G. SANDFORT, age 55, has been a director of the Company since 1995. Mr. Sandfort has served as President and CEO of Intellon Corporation since June 1997. From September 1995 to June 1997 he was the President of the GateField division of the Company. From 1991 to September 1995, he was the Executive Vice President for Geographic Markets at LSI Logic, where he was responsible for Sales, Marketing and Engineering in Asia, Canada, Europe and the United States.

 CLASS III DIRECTOR (HOLDING OFFICE FOR TERM EXPIRING AT THE ANNUAL MEETING FOR
                       THE YEAR ENDING DECEMBER 31, 1999)

    JONATHAN S. HUBERMAN, age 32, has been a director of the Company since December 1997. He has been with Idanta since 1995, most recently as General Partner. Mr. Huberman was a Management Consultant with the Boston Consulting Group, a management consulting company, from 1992 to 1995. Previously, he was a Marketing Manager at Cray Research, Inc. Mr. Huberman is currently a member of the Board of Directors of HyperParallel, Inc., Boxer Cross Corporation and Cosmederm Technologies, Inc.

    There are no family relationships among any of the executive officers or directors of the Company.

BOARD AND COMMITTEE MEETINGS

    The Board of Directors has a standing Audit Committee, Nominating Committee and Compensation Committee.

    The Audit Committee, which currently consists of Jonathan S. Huberman and Horst G. Sandfort, recommends engagement of the Company's independent auditors, approves services performed by such auditors and reviews and evaluates the Company's accounting system and its system of internal controls. The Audit Committee met once during 1997.

    The Compensation Committee, which currently consists of Messrs. Huberman and Sandfort, establishes the compensation of each of the Company's executive officers, compensation policies applicable to the Company's executive officers, the basis for the compensation of the Company's Chief Executive Officer, including the facts and criteria on which it is based and administers the Company's stock option plans and approves the grant of stock options to executive officers of the Company. The Compensation Committee met four times during 1997.

    The Nominating Committee, which currently consists of Messrs. Huberman and Sandfort, establishes criteria and qualifications for prospective Board Members and recommends the nomination of Board

Members should a vacancy arise. The Committee considers suggestions from stockholders and other sources regarding possible candidates for directors. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. The Nominating Committee met once during 1997.

    The Board of Directors met eleven times during 1997. Each incumbent director attended at least 75% of the number of meetings of the Board and of the committees on which he then served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Compensation Committee of the Board of Directors currently consists of Jonathan S. Huberman and Horst G. Sandfort, two of the Company's non-employee directors.

    From July 1997 to December 1997, the Compensation Committee was composed of Benjamin Huberman and Horst G. Sandfort. From September 1995 to June 1997, Mr. Sandfort was an employee and an executive officer of the Company, serving as President of the Company's GateField division.

    From January 1997 to July 1997, the Compensation Committee was composed of Benjamin Huberman and James R. Fiebiger. Dr. Fiebiger became an employee and an executive officer of the Company in June 1997, served as President of the Company's GateField division from July 1997 to October 1997, and has served as President and Chief Executive Officer of the Company since October 1997.

    During 1997 the Company paid Benjamin Huberman, a director of the Company until December 15, 1997, consulting fees of $63,024 for services rendered in connection with the development and marketing of the Company's consulting services.

COMPENSATION OF DIRECTORS

    The director who is employed by the Company receives no cash compensation for serving as a director. Directors who are not employed by the Company receive a quarterly fee of $2,500 plus a fee of $1,000 for each Board and committee meeting attended and are reimbursed for expenses incurred in connection with their attendance at Board and committee meetings.

    Under the Company's 1995 Stock Option Plan for Non-Employee Directors (the "Director Option Plan"), each non-employee director initially elected to the Board of Directors in the future will be granted an option, upon his or her initial election as a director, to purchase 15,000 shares of Common Stock (an "Initial Grant"). Each non-employee director is also entitled to receive an option to purchase 7,500 shares on the date of each Annual Meeting of Stockholders (an "Annual Grant"). On December 15, 1997, the date of the last Annual Meeting of Shareholders, Mr. Sandfort was granted an option to purchase 7,500 shares of Common Stock at an exercise price of $1.50 per share, the market value of the Common Stock on such date. On December 15, 1997, the date of their election as directors, Messrs. Dunn and Huberman were each granted an option to purchase 15,000 shares of Common Stock at an exercise price of $1.50 per share, the market value of the Common Stock on such date. All options granted under the Director Option Plan have or will have an exercise price equal to the fair market value of the Common Stock on the date of grant and will expire ten years from the date of grant (subject to earlier termination in the event the optionee ceases to serve as a director of the Company). Options from an Initial Grant shall vest on the second anniversary of the date of grant. Options from an Annual Grant shall vest on the first anniversary of the date of grant. The total number of shares of Common Stock that may be issued under the Director Option Plan is 200,000 shares.

    On September 10, 1990, Mr. Benjamin Huberman, a director of the Company until December 15, 1997, received from the Company a warrant to purchase 50,000 shares of Common Stock at an exercise price of $1.00 per share, the market value of the Common Stock on the date of such grant. On August 16, 1993, Mr. Huberman received from the Company an additional warrant to purchase 30,000 shares of Common Stock at an exercise price of $2.06 per share, the market value of the Common Stock on the date of such grant. On July 28, 1997, the Board of Directors of the Company approved the exchange of the warrants held by Mr. Huberman for a new warrant to purchase 80,000 shares of Common Stock at an exercise price of $0.47 per share, the market value of the Common Stock on such date. On February 2, 1998, Mr. Huberman exercised the foregoing warrant and purchased 80,000 shares of Common Stock for an aggregate purchase price of $37,600. On November 25, 1997, Mr. Huberman received from the Company an additional warrant to purchase 7,500 shares of Common Stock at an exercise price of $1.44 per share, the market value of the Common Stock on the date of such grant.

    On February 4, 1994, Dr. Fiebiger, a director of the Company, received from the Company a warrant to purchase 50,000 shares of Common Stock at an exercise price of $3.63 per share, the market value of the Common Stock on the date of such grant. On July 28, 1997, the Board of Directors of the Company approved the exchange of the warrant held by Dr. Fiebiger for a new warrant to purchase 50,000 shares of Common Stock at an exercise price of $0.47 per share, the market value of the Common Stock on such date.

    On September 6, 1995, Mr. Sandfort, a director of the Company, was granted, while an employee of the Company, a stock option to purchase 400,000 shares of Common Stock at an exercise price of $6.81 per share, the fair market value of the Common Stock on the date of such grant. On October 29, 1996, the Board of Directors approved the exchange of the stock option held by Mr. Sandfort for an option to purchase 400,000 shares of Common Stock at an exercise price of $1.63 per share, the fair market value of the Common Stock on such date. On July 28, 1997, the Board of Directors approved the exchange of the stock options held by Mr. Sandfort for a warrant to purchase 57,595 shares of Common Stock (the vested portion of his stock option) at an exercise price of $.47 per share, the fair market value of the Common Stock on such date. On February 3, 1998, Mr. Sandfort exercised the foregoing warrant by "cashless exercise" and purchased 38,770 shares of Common Stock.

    In 1997 the Company paid Benjamin Huberman, a director of the Company until December 15, 1997, fees of $63,024 for consulting services rendered to the Company.

    In 1997 the Company paid James R. Fiebiger, a director of the Company, fees of $7,750 for consulting services rendered prior to his employment with the Company.

EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION

    The following Summary Compensation Table sets forth for each of the last three years certain information concerning the compensation for services rendered to the Company in all capacities of those persons who, during 1997, (i) served as chief executive officer ("CEO") of the Company and (ii) were the five most highly compensated executive officers of the Company, other than the CEO, as of December 31, 1997 and (iii) an additional executive officer who was among the four most highly compensated officers but did not serve as an executive officer as of December 31, 1997 (collectively, the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                        COMPENSATION
                                                                                       --------------
                                                                                         AWARDS(2)
                                                                                       --------------
                                                      ANNUAL COMPENSATION                NUMBER OF
                                           -----------------------------------------       SHARES
                                                                       OTHER ANNUAL      UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR    SALARY         BONUS      COMPENSATION    STOCK OPTIONS    COMPENSATION
-----------------------------------  ----  -----------   -----------   -------------   --------------   -------------
Current Officers
-----------------------------------
James R. Fiebiger..................  1997  $    98,890(3) $    94,000    $32,251(4)       900,000(5)      $ 4,945(6)
  President and CEO
Charles S. Parr(7).................  1997  $   140,010   $    72,920(8)                   185,000(9)      $ 8,501(10)
  Vice President, Worldwide Sales
Peter G. Feist(7)..................  1997  $   140,010   $    30,247     $43,044(11)      190,000(12)     $ 8,501(13)
  Vice President, Marketing
Stephen A. Flory(7)................  1997  $   150,014   $    20,000                      211,000(14)     $ 9,001(15)
  Vice President, Chief Financial
  Officer and Treasurer
Douglas E. Klint...................  1997  $   152,012   $    15,000                      140,000(16)     $ 7,600(17)
  Vice President, General Counsel    1996      142,007             0      30,000(18)        7,100(17)
  and Corporate Secretary            1995      129,750         7,785      20,000(19)        6,488(17)
Timothy Saxe(7)....................  1997  $   150,015   $     1,500                      265,750(20)     $ 9,000(21)
  Vice President, Engineering
Former Officers
-----------------------------------
Phillips W. Smith(22)..............  1997  $   183,762   $         0     $98,251(23)      100,000(24)     $28,942(25)
  Former President and CEO           1996      245,016             0      26,780(26)      100,000          16,780(27)
                                     1995      200,000             0      44,048(26)            0          15,340(28)
John R. Walsh(6)(29)...............  1997  $   145,002   $    66,454(30)                   63,002(31)     $ 8,126(32)
  Former President, Verification
  Division

(1) In accordance with the rules of the Securities and Exchange Commission, other compensation in the form of prerequisites and other personal benefits has been omitted because such prerequisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the executive officer for the fiscal year.

(2) The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during 1995, 1996 and 1997.

(3) Dr. Fiebiger joined the Company in June 1997 as President of its GateField division and since October 1997 has served as President and Chief Executive Officer of the Company. As a result, he received compensation for only a portion of 1997. His annual salary as of December 31, 1997 was $180,000.

(4) Represents $10,424 in cost of living adjustments for California housing, $14,077 in tax gross up reimbursement payments for 1997, and $7,750 in consulting fees paid while a director of the Company in January through June 1997.

(5) Includes options to purchase an aggregate of 300,000 shares granted on July 28, 1997 replacing an option to purchase 300,000 shares granted on June 12, 1997. Options to purchase 300,000 shares were cancelled in connection with the repricing. See the "Executive Compensation--Ten Year Option Repricing" and "Report of the Compensation Committee on Repricing of Options."

(6) Represents the value of the Company's contribution during 1997 to a cafeteria benefit plan for the Named Executive.

(7) Messrs. Parr, Flory, Feist, Saxe and Walsh became executive officers of the Company in 1997.

(8) Represents sales commissions.

(9) Includes options to purchase an aggregate of 100,000 shares granted on July 28, 1997 replacing an option to purchase 75,000 shares granted on August 19, 1996 and an option to purchase 25,000 shares granted on June 5, 1997. Options to purchase 100,000 shares were cancelled in connection with the repricing. See the "Executive Compensation--Ten Year Option Repricing" and "Report of the Compensation Committee on Repricing of Options."

(10) Represents the value of the Company's contribution during 1997 to a cafeteria benefit plan and $1,500 contributed by the Company to a 401(k) plan for the Named Executive.

(11) Represents $43,044 in cost of living adjustments for California housing for 1997 for the Named Executive.

(12) Includes options to purchase an aggregate of 85,000 shares granted on July 28, 1997 replacing options to purchase an aggregate of 60,000 shares granted on October 2, 1996 and an option to purchase 25,000 shares granted on June 5, 1997. Options to purchase 85,000 shares were cancelled in connection with the repricing. See the "Executive Compensation--Ten Year Option Repricing" and "Report of the Compensation Committee on Repricing of Options."

(13) Represents the value of the Company's contribution during 1997 to a cafeteria benefit plan and $1,500 contributed by the Company to a 401(k) plan for the Named Executive.

(14) Includes options to purchase an aggregate of 110,000 shares granted on July 28, 1997 replacing an option to purchase 10,000 shares granted on October 29, 1996, an option to purchase 46,000 shares granted on January 29, 1997, an option to purchase 10,000 shares granted on April 3, 1997, an option to purchase 10,000 shares granted on July 10, 1997, an option to purchase 15,000 shares granted on October 29, 1996, an option to purchase 5,000 shares granted on February 27, 1995, an option to purchase 8,500 shares granted on February 4, 1994, an option to purchase 1,500 shares granted on August 16, 1993, an option to purchase 2,000 shares granted on July 30, 1990 and an option to purchase 2,000 shares granted on June 1, 1990. Options to purchase 110,000 shares were cancelled in connection with the repricing. See the "Executive Compensation--Ten Year Option Repricing" and "Report of the Compensation Committee on Repricing of Options."

(15) Represents the value of the Company's contribution during 1997 to a cafeteria benefit plan and $1,500 contributed by the Company to a 401(k) plan for the Named Executive.

(16) Includes options to purchase an aggregate of 63,542 shares granted on July 28, 1997 replacing an option to purchase 10,000 shares granted on October 29, 1996, an option to purchase 20,000 shares granted on October 29, 1996, an option to purchase 3,542 shares granted on October 29, 1993, and an option to purchase 30,000 shares granted on July 10, 1997. Options to purchase 63,542 shares were cancelled in connection with the repricing. See the "Executive Compensation--Ten Year Option Repricing" and "Report of the Compensation Committee on Repricing of Options."

(17) Represents the value of the Company's contributions to a cafeteria benefit plan for the Named Executive.

(18) Represents options to purchase an aggregate of 30,000 shares that were repriced and thus cancelled on July 28, 1997. See footnote 16 above.

(19) Represents an option to purchase 10,000 shares that was repriced and thus cancelled on October 29, 1996.

(20) Includes options to purchase an aggregate of 129,400 shares granted on July 28, 1997 replacing options to purchase an aggregate of 50,000 shares granted on August 16, 1993, an option to purchase 14,400 shares granted on October 29, 1996, an option to purchase 40,000 shares granted on October 29, 1996 and an option to purchase 25,000 shares granted on June 5, 1997. Options to purchase 129,400 shares were cancelled in connection with the repricing. See the "Executive Compensation-- Ten Year Option Repricing" and "Report of the Compensation Committee on Repricing of Options."

(21) Represents the value of the Company's contribution during 1997 to a cafeteria benefit plan and $1,500 contributed by the Company to a 401(k) plan for the Named Executive.

(22) Dr. Smith's employment with the Company terminated in September 1997.

(23) Represents $31,251 for payments in respect of severance arrangements, $21,640 in cost of living adjustments for California housing and $45,388 in tax gross up reimbursement payments for 1997 for the Named Executive. See "Employment and Severance Agreements".

(24) Represents an option to purchase 100,000 shares granted on July 28, 1997 replacing an option to purchase 100,000 shares granted on October 29, 1996. See the "Executive Compensation--Ten Year Option Repricing" and "Report of the Compensation Committee on Repricing of Options."

(25) Represents the value of the Company's contribution during 1997 to a cafeteria benefit plan, $1,500 contributed by the Company to a 401(k) plan and $18,254 for term life insurance premium reimbursement.

(26) Represents cost of living adjustments for California housing.

(27) Represents the value of the Company's contribution during 1996 to a cafeteria benefit plan and $1,500 contributed by the Company to a 401(k) plan, and $3,030 for term life insurance premium reimbursement.

(28) Represents the value of the Company's contribution during 1995 to a cafeteria benefit plan and $2,310 contributed by the Company to a 401(k) plan, and $3,030 for term life insurance premium reimbursement.

(29) Mr. Walsh's employment with the Company terminated in October 1997.

(30) Represents bonus and sales commissions.

(31) Represents options to purchase an aggregate of 63,002 shares granted on July 28, 1997 replacing options to purchase an aggregate of 5,002 shares granted on August 16, 1993, an option to purchase 6,000 shares granted on February 4, 1994, an option to purchase 20,000 shares granted on June 19, 1995, and an option to purchase 32,000 shares granted on October 29, 1996. Options to purchase

    63,002 shares were cancelled in connection with the repricing. See the "Executive Compensation-- Ten Year Option Repricing" and "Report of the Compensation Committee on Repricing of Options."

(32) Represents the value of the Company's contribution during 1997 to a cafeteria benefit plan and $876 contributed by the Company to a 401(k) plan for the Named Executive.

OPTION GRANTS

    The following table sets forth certain information concerning grants of stock options during 1997 to each of the Named Executives.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                                     -----------------------------------------------------------    VALUE AT ASSUMED
                                      NUMBER OF        PERCENT OF                                 ANNUAL RATES OF STOCK
                                      SECURITIES      TOTAL OPTIONS                                PRICE APPRECIATION
                                      UNDERLYING       GRANTED TO        EXERCISE                    FOR OPTION TERM
                                       OPTIONS        EMPLOYEES IN       PRICE PER   EXPIRATION   ---------------------
NAME                                   GRANTED         FISCAL YEAR       SHARE(1)       DATE         5%         10%
-----------------------------------  ------------  -------------------  -----------  -----------  ---------  ----------
James R. Fiebiger..................    300,000               8.0%        $    0.47      7/28/07   $  88,674  $  224,718
                                       300,000               8.0%        $    0.47      7/28/07      88,674     224,718
                                       300,000(3)            8.0%        $    0.81      6/12/07           0           0

Charles S. Parr....................    100,000               2.7%        $    0.47      7/28/07   $  29,558  $   74,906
                                        60,000               1.6%        $    0.47      7/28/07      17,735      44,944
                                        25,000(3)            0.7%        $    0.84       6/5/07           0           0

Stephen A. Flory...................    110,000               2.9%        $    0.47      7/28/07   $  32,514  $   82,396
                                        35,000               0.9%        $    0.47      7/28/07      10,345      26,217
                                        10,000(3)            0.3%        $    0.56      7/10/07           0           0
                                        10,000(3)            0.3%        $    1.63       4/3/07           0           0
                                        46,000(3)            1.2%        $    2.13      1/29/07           0           0

Douglas E. Klint...................     63,542               1.7%        $    0.47      7/28/07   $  18,782  $   47,597
                                        46,458               1.2%        $    0.47      7/28/07      13,732      34,800
                                        30,000(3)            0.8%        $    0.56      7/10/07           0           0

Peter G. Feist.....................     85,000               2.3%        $    0.47      7/28/07   $  25,124  $   63,670
                                        80,000               2.1%        $    0.47      7/28/07      23,646      59,925
                                        25,000(3)            0.7%        $    0.84       6/5/97           0           0

Timothy Saxe.......................    129,400               3.5%        $    0.47      7/28/07   $  38,248  $   96,928
                                       111,350               3.0%        $    0.47      7/28/07      32,913      83,408
                                        25,000(3)            0.7%        $    0.84       6/5/07           0           0

Phillips W. Smith..................    100,000               2.7%        $    0.47      7/28/07   $  29,558  $   74,906

John R. Walsh......................     63,002               1.7%        $    0.47      7/28/07   $  18,622  $   47,192

------------------------

(1) Options are non-qualified stock options, become exercisable upon the fourth year anniversary of the date of grant, except that options which were granted in connection with the July 1997 repricing will become exercisable upon the second year anniversary of the date of grant, and generally terminate three months following termination of the executive officer's employment with the Company or the expiration date, whichever occurs earlier. The options are subject to accelerated vesting upon the achievement of certain management business objectives. The exercise price of each option was determined to be equal to the fair market value per share of the Common Stock on the date of grant.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock, the optionholder's continued employment through the option period, and the date on which the options are exercised.

(3) Reflects options that were cancelled in the July 1997 option repricing.

OPTION EXERCISES AND HOLDINGS

    The following table sets forth certain information concerning the aggregate number of shares of Common Stock acquired upon option exercises by the Named Executives during 1997 and the value realized upon exercise as well as the number and value of unexercised options held by each of the Named Executives on December 31, 1997.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                                              NUMBER OF SHARES
                                                                                 UNDERLYING
                                                                                UN-EXERCISED       VALUE OF UNEXERCISED
                                                                              OPTIONS AT FISCAL    IN-THE-MONEY OPTIONS
                                                                                  YEAR-END        AT FISCAL YEAR-END(1)
                                                 SHARES                      -------------------  ----------------------
                                                ACQUIRED         VALUE          EXERCISABLE/           EXERCISABLE/
NAME                                           ON EXERCISE     REALIZED         UNEXERCISABLE         UNEXERCISABLE
---------------------------------------------  -----------  ---------------  -------------------  ----------------------
James R. Fiebiger............................           0              0       200,000 / 400,000     $174,000 / $348,000
Charles S. Parr..............................           0              0        32,467 / 127,533      $28,246 / $110,954
Stephen A. Flory.............................           0              0         58,825 / 86,175       $51,178 / $74,972
Douglas E. Klint.............................           0              0         36,082 / 73,918       $31,391 / $64,309
Peter G. Feist...............................           0              0        34,568 / 130,432      $30,074 / $113,475
Timothy Saxe.................................           0              0        77,353 / 163,397      $67,297 / $142,155
Phillips W. Smith............................     100,000              0                   0 / 0                 $0 / $0
John R. Walsh................................           0              0         41,500 / 21,502       $36,105 / $18,707

------------------------

(1) Based on a value of $1.34 per share, the fair market value of the Common Stock on December 31, 1997, less the option exercise price.

TEN YEAR OPTION REPRICING

    The following table provides the specified information concerning all repricings of options to purchase the Company's Common Stock held by any executive officer of the Company since December 31, 1987.

                           TEN-YEAR OPTION REPRICINGS

                                                                                                         LENGTH OF
                                                 NUMBER OF                                                ORIGINAL
                                                SECURITIES   MARKET PRICE    EXERCISE                   OPTION TERM
                                                UNDERLYING    OF STOCK AT    PRICE AT                   REMAINING AT
                                                  OPTIONS       TIME OF       TIME OF    NEW EXERCISE     DATE OF
NAME                                   DATE      REPRICED      REPRICING     REPRICING     PRICE(1)      REPRICING
----------------------------------  ----------  -----------  -------------  -----------  -------------  ------------
James R. Fiebiger,................     7-28-97     300,000     $    0.47     $    0.81     $    0.47      9.9 years
  President and CEO

Stephen A. Flory,.................     7-28-97      10,000     $    0.47     $    0.56     $    0.47     10.0 years
  Vice President, Chief                7-28-97      10,000     $    0.47     $    1.63     $    0.47      9.7 years
  Financial Officer and                7-28-97      46,000     $    0.47     $    2.13     $    0.47      9.5 years
  Treasurer                            7-28-97      10,000     $    0.47     $    1.63     $    0.47      9.3 years
                                       7-28-97      15,000     $    0.47     $    1.63     $    0.47      9.3 years
                                       7-28-97       5,000     $    0.47     $    1.00     $    0.47      7.6 years
                                       7-28-97       8,500     $    0.47     $    3.63     $    0.47      6.5 years
                                       7-28-97       1,500     $    0.47     $    2.06     $    0.47      6.0 years
                                       7-28-97       2,000     $    0.47     $    1.00     $    0.47      2.9 years
                                       7-28-97       2,000     $    0.47     $    0.75     $    0.47      2.8 years
                                      10-29-96      10,000     $    1.63     $    6.94     $    1.63      9.1 years

Douglas E. Klint,.................     7-28-97      30,000     $    0.47     $    0.56     $    0.47     10.0 years
  Vice President,                      7-28-97      10,000     $    0.47     $    1.63     $    0.47      9.3 years
  General Counsel and                  7-28-97      20,000     $    0.47     $    1.63     $    0.47      9.3 years
  Corporate Secretary                  7-28-97       3,542     $    0.47     $    3.50     $    0.47      6.2 years
                                      10-29-96      20,000     $    1.63     $    6.94     $    1.63      9.1 years

Peter G. Feist,...................     7-28-97      60,000     $    0.47     $    1.63     $    0.47      9.2 years
  Vice President, Marketing            7-28-97      25,000     $    0.47     $    0.84     $    0.47      9.9 years

Charles S. Parr,..................     7-28-97      75,000     $    0.47     $    1.63     $    0.47      9.1 years
  Vice President, Worldwide Sales      7-28-97      25,000     $    0.47     $    0.84     $    0.47      9.9 years

Timothy Saxe,.....................     7-28-97      25,000     $    0.47     $    0.84     $    0.47      9.9 years
  Vice President,                      7-28-97      14,400     $    0.47     $    1.63     $    0.47      9.3 years
  Engineering                          7-28-97      40,000     $    0.47     $    1.63     $    0.47      9.3 years
                                       7-28-97      50,000     $    0.47     $    2.06     $    0.47      6.0 years
                                      10-29-96      40,000     $    1.63     $    6.94     $    1.63      9.1 years

Phillips W. Smith,................     7-28-97     100,000     $    0.47     $    1.63     $    0.47      9.3 years
  Former President & CEO

John R. Walsh,....................     7-28-97      32,000     $    0.47     $    1.63     $    0.47      9.3 years
  Former President,                    7-28-97      20,000     $    0.47     $    1.63     $    0.47      9.3 years
  Verification Division                7-28-97       3,334     $    0.47     $    2.06     $    0.47      6.0 years
                                       7-28-97       1,668     $    0.47     $    2.06     $    0.47      6.0 years
                                       7-28-97       6,000     $    0.47     $    1.63     $    0.47      9.3 years
                                      10-29-96      20,000     $    1.63     $    3.69     $    1.63      7.9 years
                                      10-29-96      10,000     $    1.63     $    3.63     $    1.63      6.5 years

------------------------

(1) Repriced options vest upon the second year anniversary of the date of grant, subject to accelerated vesting upon the achievement of certain quarterly business objectives. See also "Report of the Compensation Committee on Repricing of Options".

EMPLOYMENT AND SEVERANCE AGREEMENTS

    The Company has entered into an Employment, Confidential Information and Invention Assignment Agreement, with each of Messrs. Fiebiger, Parr, Feist, Flory, Klint and Saxe. These agreements provide that each such Named Executive shall be an at-will employee of the Company, and his employment may be terminated by the Company at any time. The agreements also contain a covenant by each of such executives not to compete with the business of the Company during the term of such executive's employment with the Company, and also contains customary confidentiality and invention assignment provisions.

    On June 5, 1997, the Employment, Confidential Information and Invention Assignment Agreements between the Company and Messrs. Flory and Klint were amended to provide for the payment of certain benefits upon a termination of the employee's employment with the Company under certain circumstances. The agreements, as amended, provide that in the event the employee's employment with the Company is terminated involuntarily and without cause, or in the event (i) the Company is sold, (ii) a "change in control", as defined in the agreement, occurs, or (iii) the Company is merged with another company, and in each such case, the employee is not offered a comparable position with at least equal compensation, the Company shall continue to pay the employee his base salary and provide continued health insurance benefits, for a period of one year or until the employee is employed again.

    In connection with the termination of Dr. Smith's employment with the Company, on September 30, 1997, the Company entered into a Severance Agreement and General Release of All Claims with Dr. Smith, pursuant to which the Company agreed to pay Dr. Smith the sum of $260,000 in forty-eight equal installments payable over two years, commencing on October 15, 1997. The Company also agreed to continue to provide Dr. Smith with health and life insurance benefits through September 30, 1999.

REPORT OF THE COMPENSATION COMMITTEE ON REPRICING OF OPTIONS

    The Company uses stock options as a significant element of the compensation of employees, in part because it believes options provide an incentive to employees to maximize shareholder value. Stock options also serve as a means of retaining employees. Because the market value of the Company's common stock had fallen significantly below the exercise price of most outstanding options, the value of such stock options as a means of motivating and retaining employees had been significantly diminished. The Board of Directors concluded that the Company needed to restore the value of the existing stock options as a means of motivating and retaining employees in order to promote the successful implementation of the Company's growth strategies.

    As a result, on July 28, 1997, the Board of Directors approved a stock option exchange program (the "Exchange Program"), pursuant to which employees holding stock options under the Company's 1993 and 1996 Stock Incentive Plan were given the opportunity to exchange the unexercised portion of such options (the "Existing Options") for new options (the "New Options") on a basis of one share of common stock for every one share covered by the Existing Option and having an exercise price of $.47 per share (the fair market value of the Company's common stock on such date). The New Options expire ten years from the date of grant and vest upon the second year anniversary of the date of grant, subject to accelerated vesting upon achievement of certain quarterly business objectives.

    In the aggregate, Existing Options to purchase an aggregate of 1,744,099 shares with exercise prices from $0.56 per share to $6.94 per share have been exchanged for New Options to purchase an aggregate of 1,744,099 shares at an exercise price of $0.47 per share. Pursuant to the Exchange Program, seven of the Named Executives, Messrs. Fiebiger, Flory, Klint, Feist, Parr, Saxe, Smith and Walsh, exchanged Existing Options to purchase an aggregate of 950,944 shares with exercise prices from $0.56 per share to $6.94 per share for New Options to purchase an aggregate of 950,944 shares with an exercise price of $0.47 per share.

Horst G. Sandfort
Member, Compensation Committee

REPORT OF THE COMPENSATION COMMITTEE

    The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"), which is currently comprised of Messrs. Huberman and Sandfort, two of the Company's non-employee directors. From January 1997 to July 1997, the Compensation Committee was composed of Benjamin Huberman and James R. Fiebiger, and from July 1997 to December 1997, it was composed of Benjamin Huberman and Horst G. Sandfort. The Committee is responsible for determining the salaries of, establishing bonus programs for, and granting stock options to, the Company's executive officers. In making decisions regarding executive compensation, the Committee receives and considers input from the Company's Chief Executive Officer (the "CEO"). The Company's executive compensation plan is comprised of several elements designed to attract and retain key personnel, reward outstanding performance, link executive pay to long-term Company performance and to align executive interests with stockholder interests. These elements consist of a base salary, annual bonuses, and long-term incentive stock awards.

    The base salaries of the Company's executive officers are determined by the Committee and, for executive officers other than the CEO, are based upon recommendations from Dr. Fiebiger. In establishing base salaries for executive officers the Committee considers numerous factors such as: a review of salaries in comparable companies, the executive's responsibilities, the executive's importance to the Company, the executive's performance in the prior year, historical salary levels of the executive and relative salary levels within the Company. Increases in base salary are generally based upon enhanced individual performance and/or increases in an executive's responsibilities. The Company reviews third-party data to assist in the review, comparison and evaluation of the overall compensation program including but not limited to specific recommendations for individual executives.

    The Committee believes that it is important to tie a significant portion of the compensation of executive officers to the attainment of corporate success, thus aligning the objectives and rewards of Company executives with those of the stockholders of the Company. The Committee awards executive bonuses based upon a review of the bonuses given by comparable companies, and, for executive officers other than the CEO, based upon recommendations from Dr. Fiebiger. Individual bonuses are paid as a percentage of salary and are based upon the Company meeting certain financial goals, in addition to the attainment of individual achievement goals. The Company financial goals are established by the Board of Directors in the form of gross revenue and net income benchmarks. If the specified gross revenue and net income benchmarks are achieved the Committee has discretion to distribute bonuses to the Company's executives based upon their individual contributions to the achievement of the Company's financial benchmarks. Individual achievement goals are established for each executive by Dr. Fiebiger and an executive's performance in meeting his or her specified individual achievement goals, coupled with attainment of the Company's gross revenue and net income goals, determines the total bonus for each executive in any given year.

    The criteria used in determining the CEO's annual bonus are also established by the Compensation Committee at the beginning of the fiscal year. In Fiscal 1997, Dr. Fiebiger earned a bonus of $94,000, which was based upon the attainment of specified objectives and certain non-quantitative goals during fourth quarter of 1997. These objectives and goals related to the growth of the Company's business and the establishment of certain key strategic alliances. The bonus was paid to Dr. Fiebiger to cover the aggregate exercise price of vested stock options which he exercised to purchase 200,000 shares of Common Stock.

    The Company's 1993 and 1996 Stock Incentive Plan (the "Plan") authorizes the Committee to grant incentive or non-qualified stock options to employees of the Company. The Committee determines the prices and terms at which such options are granted. The Committee uses stock options as a significant element of the compensation package of executive officers, because it believes options provide an incentive to executives to maximize stockholder value and because they compensate executives only to the extent that the Company's stockholders receive a return on their investment. Moreover, because options granted to executive officers become exercisable on the fourth anniversary of the date of grant (subject to accelerated vesting based upon the achievement of certain management business objectives), and terminate upon or shortly after the termination of the executive's employment with the Company, stock options serve as a means of retaining these executives. In determining the total number of shares of Common Stock to be covered by option grants to executive officers in a given year, the Committee takes into account the number of outstanding shares of Common Stock, the number of shares reserved for issuance under the Company 1993 and 1996 Plan, recommendations of management concerning option grants to employees below executive level, and the Company's projected hiring needs for the coming year. In making individual stock option grants to executives, the Committee considers the same factors considered in the determination of base salary levels, as well as the stock and option holdings of each executive and the remaining vesting schedule of such executive's options.

    Under Section 162 of the Internal Revenue Code of 1986, as amended, certain executive compensation in excess of $1 million paid to the five most highly paid executives of the Company will not be deductible by the Company for federal income tax purposes unless the compensation is awarded under a performance-based plan approved by the stockholders of the Company. Not all of the Company's current compensation plans are structured to comply with the performance-based requirements of Section 162(m). The Committee intends to periodically review the potential effect of Section 162(m) and may in the future decide to structure its executive compensation programs so they comply with the performance-based requirements of Section 162(m).

Horst G. Sandfort
Member, Compensation Committee

STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on the Common Stock of the Company from December 31, 1992 through December 31, 1997 with the cumulative total return during this period of (i) the Nasdaq Composite Index and (ii) the Hambrecht and Quist Technology Index. This graph assumes the investment of $100 on December 31, 1992 in the Company's Common Stock, the Nasdaq Composite Index and the Hambrecht and Quist Technology Index, and assumes dividends are reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           GATEFIELD CORPORATION   NASDAQ    H & Q TECHNOLOGY INDEX
12/31/92                    $100       $100                     $100
12/31/93                     $80       $115                     $117
12/31/94                     $41       $112                     $141
12/31/95                    $244       $159                     $211
12/31/96                     $51       $195                     $262
12/31/97                     $41       $240                     $307

                                                         12/31/92     12/31/93     12/31/94     12/31/95     12/31/96     12/31/97
                                                        -----------  -----------  -----------  -----------  -----------  -----------
GateField Corporation.................................   $     100    $      80    $      41    $     244    $      51    $      41
Nasdaq Composite Index................................   $     100    $     115    $     112    $     159    $     195    $     240
Hambrecht and Quist Technology Index..................   $     100    $     117    $     141    $     211    $     262    $     307

               APPROVAL AND CONTINUANCE OF 1996 STOCK OPTION PLAN

    On October 29, 1996, the Board of Directors of the Company adopted, subject to stockholder approval, the 1996 Stock Option Plan. On February 24, 1998, the Board of Directors adopted, subject to stockholder approval, amendments to the 1996 Stock Option Plan (as amended, the "1996 Plan"), (i) increasing the number of shares of Common Stock authorized for issuance pursuant to the 1996 Plan from 750,000 to 2,000,000, in the aggregate (subject to adjustment in the event of stock splits and other similar events), and (ii) limiting the number of shares that may be issued under the 1996 Plan to any individual. The amendments were adopted, in part, because the Company believes that available shares under the 1996 Plan will not be sufficient to satisfy the Company's compensation and hiring needs through the end of its fiscal year.

    Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officers and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. In particular, income recognized upon the exercise of a stock option is not subject to the deduction limit if the option was issued under a plan approved by stockholders that provides a limit to the number of shares that may be issued under the plan to any individual.

    In order for options and stock appreciation rights awarded under the 1996 Plan to comply with Section 162(m) of the Code, the 1996 Plan must limit the number of shares that may be issued thereunder to any individual and the continuance of the 1996 Plan must be approved by stockholders. If the stockholders do not vote to continue the 1996 Plan, the Company will not grant any further options or make any further awards of stock appreciation rights under the 1996 Plan.

    The Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel. The Board of Directors believes that awards under the 1996 Plan, including stock options, have been and will continue to be, an important compensation element in attracting, retaining and motivating key personnel who are expected to contribute to the Company's growth and success. ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL AND CONTINUANCE OF THE 1996 PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

SUMMARY OF THE 1996 PLAN

    The following is a brief summary of the 1996 Plan.

    DESCRIPTION OF AWARDS

    The 1996 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options and stock appreciation rights (collectively "Awards").

    INCENTIVE STOCK OPTIONS AND NONSTATUTORY STOCK OPTIONS. Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Subject to the limitations described below, Options may be granted at an exercise price which may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, however, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company). Options may not be granted for a term in excess of ten years. The 1996 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or by surrender to the Company of shares of Common Stock.

    STOCK APPRECIATION RIGHTS. Under the 1996 Plan, the Board has the right to grant stock appreciation rights at the time of the grant of an option (or any time thereafter as to options which are not incentive stock options). A stock appreciation right may be exercised as an alternative, but not in addition to, an option granted under the 1996 Plan. The exercise of a stock appreciation right shall reduce the number of shares covered by the corresponding option by the number of shares as to which the stock appreciation right is exercised. A stock appreciation right may be exercised when, and only for so long as, the corresponding option may be exercised. The aggregate amount of stock appreciation rights held by any holder of options shall not exceed the total number of shares covered by his or her unexercised options. Upon the exercise of a stock appreciation right, the holder may elect to receive, for each share covered by the stock appreciation right, a combination of cash and Common Stock with an aggregate value equal to the difference between fair market value of Common Stock on the date of exercise and the exercise price of the option in respect of which the stock appreciation right was granted. A stock appreciation right may not be exercised for cash until six months after the date of grant of the right and related stock option, other than in the event of the death or disability of the grantee.

    ELIGIBILITY TO RECEIVE AWARDS

    Employees, including officers and directors who are also employees, of the Company and its subsidiaries are eligible to be granted Awards under the 1996 Plan. As of March 31, 1998, approximately 67 persons were eligible to receive Awards under the 1996 Plan, including the Company's six executive officers.

    As of March 31, 1998, the Company had granted options under the 1996 Plan to purchase an aggregate of 633,470 shares of Common Stock. None of such options were granted to the current executive officers of the Company. As of March 31, 1998, the Company had not granted any stock appreciation rights under the 1996 Plan.

    The granting of Awards under the 1996 Plan is discretionary, and the Company cannot now determine the number or type of Awards to be granted in the future to any particular person or group. However, under the terms of the 1996 Plan, no employee may be granted Awards with respect to more than 300,000 shares during any calendar year.

    On March 31, 1998, the last reported sale price of the Company Common Stock on the Nasdaq National Market was $2.25.

    ADMINISTRATION

    The 1996 Plan is administered by a committee (the "Committee") of the Board of Directors consisting of two or more directors. The Committee has the authority to prescribe, amend and rescind rules and regulations relating to the 1996 Plan, to interpret the provisions of the 1996 Plan and to make all other determinations necessary or advisable for the administration of the 1996 Plan, subject to the exclusive authority of the Board of Directors to amend or terminate the 1996 Plan. Subject to any applicable limitations contained in the 1996 Plan, the Committee selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any stock appreciation right and conditions of such Awards. The Committee also has the authority to determine to accelerate the time at which all or any part of an option may be exercised.

    The Committee is required to make appropriate adjustments in connection with the 1996 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. If any Award expires or is terminated or unexercised with respect to any shares, the unused shares of Common Stock covered by such Award will again be available for grant under the 1996 Plan.

    AMENDMENT OR TERMINATION

    No Award may be made under the 1996 Plan after October 29, 2006, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend or discontinue the 1996 Plan, provided that no amendment shall be made without stockholder approval if the amendment (i) decreases the minimum required exercise prices for incentive stock options, (ii) extends the maximum option term, or (iii) materially modifies the eligibility requirements for participation in the 1996 Plan.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1996 Plan and with respect to the sale of Common Stock acquired under the 1996 Plan.

    INCENTIVE STOCK OPTIONS

    In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

    Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

    If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be a long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

    If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be a long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

    NONSTATUTORY STOCK OPTIONS

    As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the Exercise Date over the exercise price.

    With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

    STOCK APPRECIATION RIGHTS

    A participant will not recognize taxable income upon the grant of a stock appreciation right under the 1996 Plan. Instead, a participant generally will recognize as ordinary compensation income any cash delivered and the fair market value of any Common Stock delivered in payment of an amount due under a stock appreciation right.

    Upon selling any Common Stock received by a participant in payment of an amount due under a stock appreciation right, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's tax basis in the Common Stock. This capital gain or loss will be a long-term gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale.

    TAX CONSEQUENCES TO THE COMPANY

    The grant of an Award under the 1996 Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1996 Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1996 Plan, including as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

          APPROVAL OF AMENDMENTS TO THE EMPLOYEES' STOCK PURCHASE PLAN

    The Employees' Stock Purchase Plan (the "Purchase Plan") provides a means for employees of the Company to acquire equity in the Company on favorable terms, and thereby helps the Company in attracting and retaining competent personnel. On February 24, 1998, the Board of Directors of the Company adopted, subject to stockholder approval, amendments to the Purchase Plan that extend the termination date to December 31, 2007 and increase the number of shares of Common Stock issuable under the Purchase Plan by 200,000 shares to a total of 700,000 shares.

    These amendments were adopted because the Board of Directors believes that the future success of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting, retaining and motivating key personnel, and because the Company believes that available shares under the Purchase Plan will not be sufficient to satisfy the Company's needs. ACCORDINGLY, THE BOARD OF DIRECTORS BELIEVES THE AMENDMENTS TO THE PURCHASE PLAN ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

SUMMARY OF THE PURCHASE PLAN

    The following is a brief summary of the Purchase Plan.

    The Purchase Plan took effect on May 1, 1987 and provided for the issuance of an aggregate of 500,000 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events). The Purchase Plan, which is implemented through offerings, each approximately three months in length, provides eligible employees the opportunity to purchase shares of the Company's Common Stock on favorable terms.

    Each employee of the Company and its wholly owned subsidiaries, including an officer or director who is also an employee, is eligible to participate in the Purchase Plan, unless he or she (i) has not been employed by the Company or any wholly owned subsidiary for at least 30 days immediately prior to the applicable offering commencement date, (ii) is customarily employed less than 20 hours per week or (iii) will, immediately after a grant under the Purchase Plan, own directly or indirectly, stock possessing five percent or more of the total combined voting power or value of all the classes of the shares of the Company or its parent or subsidiary corporations, if any.

    An employee may elect to have any whole number percentage from 3% to 10% withheld from his or her base pay and commission payments for purposes of purchasing shares under the Purchase Plan, subject to certain limitations on the maximum number of shares that may be purchased. The price at which shares may be purchased during each offering will be the lower of (i) the fair market value of the Common Stock on the date that the offering commences or (ii) the fair market value of the Common Stock on the date that the offering terminates. The fair market value of the Common Stock on any day shall be the average of the closing bid and ask prices, as determined by a committee consisting of three employees of the Company appointed by the Board of Directors (the "Stock Plan Committee"), after consultation with such dealers or quotation service as the Stock Plan Committee may determine.

    The Purchase Plan is administered by the Stock Plan Committee. The Board of Directors and the Stock Plan Committee have the authority to make variations in the provisions of the Purchase Plan in order to conform with applicable law or to meet special unanticipated circumstances and to determine any questions which may arise regarding interpretation and application of the provisions of the Purchase Plan. The Board of Directors may at any time terminate or amend the Purchase Plan, except that, without prior approval of the stockholders, no amendment shall be made which would (i) authorize an increase in the number of shares of Common Stock which may be purchased under the Purchase Plan, (ii) permit the issuance of shares of Common Stock before payment therefor in full,
(iii) increase the maximum rate of payroll deductions above ten percent of base pay and commissions or (iv) reduce the price per share at which shares of Common Stock may be purchased. The Purchase Plan contains provisions relating to the adjustments to be made to options in the event of certain mergers and consolidations involving the Company.

    As of March 31, 1998, approximately 67 employees were eligible to participate in the Purchase Plan, including the Company's six executive officers. As of March 31, 1998, 425,382 shares of Common Stock had been purchased by employees under the Purchase Plan, a total of 7,500 shares of Common Stock had been purchased by the Company's current executive officers and 67,118 shares of Common Stock remained available for future issuance under the Purchase Plan. The purchase of shares under the Purchase Plan is discretionary, and the Company cannot now determine the number of shares to be purchased in the future by any particular person or group.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the United States federal income tax consequences that generally will arise with respect to purchases made under the Purchase Plan and with respect to the sale of Common Stock acquired under the Purchase Plan.

    TAX CONSEQUENCES TO PARTICIPANTS

    In general, a participant will not recognize taxable income upon enrolling in the Purchase Plan or upon purchasing shares of Common Stock at the end of an offering. Instead, if a participant sells Common Stock acquired under the Purchase Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

    If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

    (i) the fair market value of the Common Stock on the Grant Date; and

    (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

    If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

    TAX CONSEQUENCES TO THE COMPANY

    The offering of Common Stock under the Purchase Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the Purchase Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected the firm of Deloitte & Touche LLP as the Company's independent auditors for the current fiscal year. Deloitte & Touche LLP has served as the Company's independent auditors since 1992. Although stockholder approval of the Board of Directors' selection of Deloitte & Touche LLP is not required by law, the Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Board of Directors may reconsider its selection.

    Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on its review of reports filed by "reporting persons" of the Company under Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), the Company believes that during the year ending December 31, 1997 all filings required to be made by reporting persons were timely made in accordance with the requirements of Section 16(a).

MATTERS TO BE CONSIDERED AT THE MEETING

    The Board of Directors does not know of any other matters which may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

SOLICITATION OF PROXIES

    All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph, facsimile, e-mail and personal interviews. Beacon Hill Partners, Inc. has been engaged by the Company to solicit proxies on behalf of the Company. For these services, the Company will pay Beacon Hill Partners, Inc. a fee of $3,000 plus reimbursement of out-of-pocket expenses. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their out-of-pocket expenses in this connection.

STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal office not later than December 18, 1998 for inclusion in the proxy statement for that meeting.

                                          By Order of the Board of Directors,
                                          Douglas E. Klint
                                          SECRETARY

April 17, 1998

THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                                                        Appendix

                         EMPLOYEES' STOCK PURCHASE PLAN
                                  (as amended)

                            ARTICLE 1.  DEFINITIONS

    To provide the employees of GateField Corporation (the "Company") and its wholly-owned subsidiaries an opportunity to acquire a proprietary interest in the Company through the purchase of its Common Stock and thus develop a stronger incentive to work for the continued success of the Company, the Company adopts the Employees' Stock Purchase Plan.

    Section 1.01. "PLAN" means the Employees' Stock Purchase Plan, the terms and provisions of which are set forth herein.

    Section 1.02. "COMPANY" means GateField Corporation and its wholly-owned subsidiaries.

    Section 1.03. "SHARES" means the shares of Common Stock of GateField Corporation.

    Section 1.04. "PARTICIPANT" means a Regular Permanent Employee of the Company who is eligible to participate in the Plan and who has elected to participate in the Plan in the manner set forth in the Plan.

    Section 1.05. "CURRENT COMPENSATION" means all regular wage, salary and commission payments paid by the Company to a Participant in accordance with the terms of his employment, but excluding annual bonus payments and all other forms of special compensation.

    Section 1.06. "FISCAL YEAR" means the period from January I to the succeeding December 31.

    Section 1.07. "PERMANENT FULL-TIME EMPLOYEE" of the Company means all employees of the Company (including officers or employees of the Company) except
(i) employees customarily employed less than 20 hours weekly, (ii) any employee who has not been an employee of the Company for at least 30 days immediately prior thereto, provided that an approved leave of absence or lay-off shall not be deemed to terminate the employee's continuous employment with the Company and
(iii) employees who, immediately after an option is granted, own directly or indirectly within the meaning of Section 423(b)(3) and Section 425(d) of the Internal Revenue Code of 1954, as amended, stock possessing five percent (5%) or more of the total combined voting power or value of all the classes of the shares of the Company or its parent or subsidiary corporations, if any.

    Section 1.08. "STOCK OPTION ACCOUNT" means the individual account established by the Company to which payroll deductions are credited.

    Section 1.09.  "COMMITTEE" means the Stock Plan Committee described in
Section 10.01.

    Section 1.10. "PURCHASE PERIOD" means the three-month periods beginning on January 1, April 1, July 1 and October 1 of each year and which coincide with the Company's quarterly Fiscal Year periods.

           ARTICLE 2.  ELIGIBLE EMPLOYEES AND ELECTION TO PARTICIPATE

    Section 2.01. Each Permanent Full-time Employee of the Company shall be eligible to participate in the Plan commencing with the January 1, April 1, July 1 or October 1 on which, or next following the date on which, he becomes a Permanent Full-time Employee. Subject to the provisions of ARTICLE 6, a Permanent Full-time Employee is defined in SECTION 1.07.

    Section 2.02. An eligible employee may elect to participate in the Plan by completing an "Election to Participate and Payroll Deduction Authorization" form (which authorizes regular payroll deductions from the employee's Current Compensation beginning with the first payroll period ending on or after the eligibility date determined in accordance with Section 2.01 and continuing until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan).

            ARTICLE 3.  PAYROLL DEDUCTIONS AND STOCK OPTION ACCOUNT

    Section 3.01. A Participant may elect payroll deductions of any multiple of one percent but not less than three percent or more than ten percent of his Current Compensation. A Participant's election hereunder is irrevocable when made; provided, however, that a Participant may at any time increase or decrease the percentage of his payroll deduction within the foregoing limitations by filing a "Notice of Change" form, such change to become effective only upon receipt thereof by the Company and with respect to the first payroll period commencing after the beginning of the next Purchase Period.

    Section 3.02. Payroll deductions shall be credited currently to the Participant's Stock Option Account. A Participant may not make any separate cash payment into his Stock Option Account.

    Section 3.03. No interest will be paid upon payroll deductions or on any amount credited to, or on deposit in, a Participant's Stock Option Account.

                        ARTICLE 4.  GRANTING OF OPTIONS

    Section 4.01. On the first business day of each Purchase Period each Participant shall automatically receive an option to purchase on the last business day of that Purchase Period, that number of whole Shares, not less than ten (10), as could be purchased at a price equal to the price specified in
Section 4.02 with the entire credit balance in the Participant's Stock Option Account on the last business day of that Purchase Period (but not to exceed 800 Shares); provided, however, that no option shall be deemed to be granted or received hereunder which would permit a Participant to purchase Shares under this Plan and under all other employee stock purchase plans, if any, of the Company at a rate which exceeds $25,000 in fair market value of shares (determined at the time the option is granted) for each calendar year, as provided in Section 423(b)(8) of the Internal Revenue Code of 1954, as amended.

    Section 4.02. In the event of the exercise of an option under termination of employment of a Participant other than by reason of death, the option price shall be the fair market value of the Shares on the date on which the option is granted. In all other circumstances, the option price shall be the lesser of (i) the fair market value of the Shares on the date on which the option is granted on the first day of the Purchase Period or (ii) the fair market value of the Shares on the last day of the Purchase Period on which the option is exercised by purchase of Shares, in each case rounded up to the next higher full cent. The fair market value on any day shall be the mean between the closing bid and the asked prices, as determined by the Committee after such consultation with such dealers or quotation service as the Committee may determine.

           ARTICLE 5.  EXERCISE OF OPTIONS; TERMINATION OF EMPLOYMENT

    Section 5.01. On the last day of the Purchase Period for which an option is granted pursuant to the Plan or, if sooner, upon termination of employment of the Participant other than by reason of death, such option shall automatically be exercised for the full number of full Shares (not in excess of the number of Shares covered by the option granted to him pursuant to Section 4.01) purchasable from moneys in the Participant's Stock Option Account unless the Participant withdraws from the Plan prior to such date or such termination of employment, as the case may be. To the extent not exercisable on such date, the option shall terminate. Approved leave of absence or lay-off shall not be deemed a termination of employment for the purposes of the Plan.

    Section 5.02. Any funds remaining in a Participant's Stock Option Account after the exercise or termination of an option shall be refunded promptly to the Participant.

                  ARTICLE 6.  WITHDRAWAL FROM THE PLAN; DEATH

    Section 6.01. A Participant may, at any time, by written notice to the Company, withdraw from the Plan and cease making any further payroll deductions. In such event, the Company shall refund, within 30 days, the entire balance, if any, in the Participant's Stock Option Account. Once an employee withdraws from the Plan, he shall not be eligible to re-enter the Plan until the next Fiscal Year.

    Section 6.02. Participation in the Plan shall cease upon the date of death of a Participant. In the event of the death of a Participant, the amount credited to the Participant's Stock Option Account shall be refunded within 30 days to his estate; provided that if during his lifetime a Participant has delivered to the Company a notice in writing, upon a form furnished by the Company, to pay such amount in event of his death to a specified person or persons such amount, in event of the Participant's death, shall be refunded to such person or persons whose designation as aforesaid has not been revoked by the Participant during his lifetime.

                          ARTICLE 7.  TRANSFERABILITY

    Section 7.01. Options granted hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the option shall be null and void and without effect. The option may be exercised only by the Participant.

    Section 7.02. The funds accumulated in the Stock Option Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of the funds accumulated in the Stock Option Account shall be null and void and without effect.

                         ARTICLE 8.  SHARE CERTIFICATES

    Section 8.01. As soon as practicable after the exercise of an option, the Company will cause to be delivered to the Participant a certificate representing the Shares purchased upon such exercise.

    Section 8.02. The Company shall not be required to issue or deliver any certificate representing Shares purchased upon the exercise of options prior to registration under the Securities Act of 1933, as amended, or registration or qualification under any state law if such registration is required. The Company will use its best efforts to accomplish such registration, if and to the extent required, not later than a reasonable time following the exercise of the option, and delivery of share certificates may be deferred until such registration is accomplished.

    Section 8.03. An employee shall have no interest in the Shares covered by his option until a share certificate representing the same is issued.

    Section 8.04. The share certificates representing Shares issued under the Plan shall be registered in the name of the Participant or jointly with a right of survivorship in the name of the Participant and another person, as the Participant may direct.

        ARTICLE 9.  EFFECTIVE DATE AND AMENDMENT OR TERMINATION OF PLAN

    Section 9.01.  The Plan shall become effective on May 1, 1987.

    Section 9.02. The Board of Directors of the Company may at any time terminate or amend the Plan except that no amendment shall be made without prior approval of the shareholders which would (i) authorize an increase in the number of shares which may be purchased under the Plan, except as provided in Section 11.01, (ii) permit the issuance of Shares before payment therefore in full,
(iii) increase
the rate of payroll deductions above 10% of Current Compensation or (iv) reduce the price per share at which the Shares may be purchased.

    Section 9.03.  The Plan shall automatically terminate on December 31, 2007.

                       ARTICLE 10.  STOCK PLAN COMMITTEE

    Section 10.01. The Plan shall be administered by a Stock Plan Committee consisting of three employees of the Company, appointed by the Board of Directors of the Company. In administering the Plan, it will be necessary to follow various laws and regulations. It may be necessary from time to time to change or waive requirements of the Plan to conform with the law, to meet special circumstances not anticipated or covered in the Plan, or to carry on successful operations of the Plan. Therefore, the Company reserves the right, exercisable by the Committee or by its Board of Directors, to make variations in the provisions of the Plan for such purposes and to determine any questions which may arise regarding interpretation and application of the provisions of the Plan. The determination of the Committee or of the Board of Directors as to the interpretation and operation of the Plan shall be final and conclusive, provided that any such determination by the Committee shall be subject to review by the Board of Directors.

    ARTICLE 11.  STOCK DIVIDEND OR RECLASSIFICATION MERGER OR CONSOLIDATION

    Section 11.01. If a record date for a stock dividend or for a reclassification by way of split-up or reduction in the number of Shares shall occur during an option period, appropriate adjustments in the number of shares and option prices shall be made to give effect thereto on an equitable basis. Similarly, on the payment of any stock dividend or reclassification by way of split-up or reduction in the number of shares, the total number of shares authorized by Section 12.01 to be sold under the Plan shall be adjusted accordingly.

    Section 11.02. If the Company is merged into or consolidated with one or more corporations during an option period, appropriate adjustments shall be made to give effect thereto on an equitable basis in terms of issuance of shares consolidated corporation, as the case may be.

                         ARTICLE 12.  SHARES TO BE SOLD

    Section 12.01. The Shares to be issued and sold under the Plan may be treasury shares or unissued shares, or the Company may purchase shares for sale under the Plan. Except as provided in Section 11.01, the aggregate number of Shares to be sold under the Plan shall not exceed 700,000 Shares.

                       ARTICLE 13.  NOTICES; CONSTRUCTION

    Section 13.01. Notices to the Stock Plan Committee shall be addressed as follows:

    Section 13.02. The Company intends that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended, and, therefore, the Plan shall be construed in a manner consistent therewith if so approved. All employees granted options under the Plan shall have the same rights and privileges consistent with the terms of the Plan.

                                                                        Appendix

                             GATEFIELD CORPORATION
                             1996 STOCK OPTION PLAN
                                  (as amended)

 1. PURPOSE OF PLAN

    This Plan shall be known as the "GateField Corporation 1996 Stock Option Plan" and is hereinafter referred to as the "Plan." The purpose of the Plan is to aid in maintaining and developing personnel capable of assuring the future success of the Company, to offer such personnel additional incentives to put forth maximum efforts for the success of the business, and to afford them an opportunity to acquire a proprietary interest in the Company through stock options as provided herein.

    Options granted under this Plan may be either incentive stock options ("Incentive Stock Options") within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or options which do not qualify as Incentive Stock Options.

 2. STOCK SUBJECT TO PLAN

    Subject to the Provisions of Section 13 hereof, the stock to be subject to options under the Plan shall be the Company's authorized Common Stock, par value $0.10 per share. Such shares may be either authorized by unissued shares, or issued shares which have been required by the Company. Subject to the adjustment as provided in Section 13 hereof, the maximum number of shares on which options may be exercised under this Plan shall be 2,000,000 shares. If an option under the Plan expires, or for any reason is terminated or unexercised with respect to any shares, such shares shall again be available for options thereafter granted during the term of the Plan.

    Subject to adjustment under Section 13 hereof, the maximum number of shares subject to options and stock appreciation rights that may be granted to any employee under the Plan shall not exceed 300,000 per calendar year. For purposes of calculating such maximum number, (a) an option or stock appreciation right shall continue to be treated as outstanding notwithstanding its repricing, cancellation or expiration and (b) the repricing of an outstanding option or stock appreciation right or issuance of a new option or stock appreciation right in substitution for a cancelled option or stock appreciation right shall be deemed to constitute the grant of a new additional option or stock appreciation right separate from the original grant of the option or stock appreciation right that is repriced or cancelled.

 3. ADMINISTRATION OF PLAN

(a) The Plan shall be administered by a committee (the "Committee") of two or more directors of the Company, none of whom shall be officers or employees of the Company and all of whom shall be "disinterested persons" with respect to the Plan within the meaning of Rule 16b-3(d)(3) under the Securities Exchange Act of 1934 as in effect on the date this Plan is adopted by the Board of Directors. The members of the Committee shall be appointed by and serve at the pleasure of the Board or Directors.

(b) The Committee shall have plenary authority in its discretion, but subject to the express provisions of the Plan, to determine: (i) the purchase price of the Common Shares covered by each option, (ii) the employees to whom and the time or times at which such options shall be granted and the number of shares to be subject to each option, (iii) the form of payment to be made upon the exercise of an SAR as provided in Section 9 hereof, either cash, common stock of the Company or a combination thereof, (iv) the terms of exercise of each option, (v) to accelerate the time at which all or any part of an option may be exercised, (vi) to amend or modify the terms of any option with the consent of the options

    (vii) to interpret the Plan, (viii) to prescribe, amend and rescind rules and regulations relating to the Plan, (ix) to determine the terms and provisions of each option agreement under this Plan (which agreements need not be identical), including the designation of those options intended to be incentive Stock Options, and (x) to make all other determinations necessary or advisable for the administration of the Plan, subject to the exclusive authority of the Board of Directors under Section 14 herein to amend or terminate the Plan. The Committee's determinations on the foregoing matters, unless otherwise disapproved by the Board of Directors of the Company, shall be final and conclusive; provided, however, that the Committee's determinations with respect to the matters set forth in clauses (ii) and
    (iii) above shall be final and conclusive without any right of disapproval by the Board of Directors of the Company.

(c) The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The granting of an option pursuant to the Plan shall be effective only if a written agreement shall have been duly executed and delivered by and on behalf of the Company and the employee to whom such right is granted. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

 4. ELIGIBILITY

    Options may only be granted under this Plan to any full or part-time employee (which term as used herein includes, but is not limited to, officers and directors who are also employees) of the Company and of its present and future subsidiary corporations (herein called "subsidiaries"). In determining the employees to whom options shall be granted and the number of shares subject to each option, the Committee may take into account the nature of services rendered by the respective employees, their present and potential contributions to the success of the Company and such other factors as the Committee in its discretion shall deem relevant. A person who has been granted an option under this Plan may be granted an additional option or options under the Plan if the Committee shall so determine.

 5. PRICE

    The option price for all incentive Stock Options granted under the Plan shall be determined by the Committee but shall not be less than 100% of the fair market value of the Common Stock at the date of granting of such option. The option price for options granted under the Plan which do not qualify as Incentive Stock Options shall also be determined by the Committee but may be less than 100% of the fair market value of the Common Stock. For purposes of the preceding sentence and for all other valuation purposes under the Plan, the fair market value of the Common Stock shall be as reasonably determined by the Committee, but shall not be less than the average of the closing representative bid and asked prices of the Common Stock as reported on the National Association of Securities Dealers Automated Quotation System, if applicable, or, if the Common Stock is then traded on a national securities exchange, closing price of the stock on such exchange on the date as of which fair market value is being determined. If on the date of grant of any option granted under the Plan, the Common Stock of the Company is not publicly traded, the Committee shall make a good faith attempt to satisfy the option price requirement of this Section 5 and in connection therewith shall take such action as it deems necessary or advisable.

 6. TERM

    Each option and all rights and obligations thereunder shall, subject to the provisions of Section 10, expire on the date determined by the Committee and specified in the option agreement. The Committee shall be under no duty to provide terms of like duration for options granted under the Plan, but the term of an option may not extend more than ten (10) years from the date of granting the option.

 7. EXERCISE OF OPTION

(a) The Committee shall have full and complete authority to determine, subject to Section 10 herein, whether the option will be exercisable in full at any time or from time to time during the term of the option, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such time during the term of the option as the Committee may determine.

(b) The exercise of any option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of Common Stock pursuant to such exercise will not violate any state or federal securities or other laws. An optionee desiring to exercise an option may be required by the Company, as a condition of the effectiveness of any exercise of an option granted hereunder, to agree in writing that all Common Stock to be acquired pursuant to such exercise shall be held for his or her own account without a view to any further distribution thereof, that the certificates for such shares shall bear an appropriate legend to that effect and that such shares will not be transferred or disposed of except in compliance with applicable federal and state securities laws. The Company may, in its sole discretion, defer the effectiveness of any exercise of an option granted hereunder in order to allow the issuance of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any Common Stock to be issued hereunder or to effect similar compliance under any state laws. The Company shall inform the optionee in writing of its decision to defer the effectiveness of the exercise of an option granted hereunder. During the period that the effectiveness of the exercise of an option has been deferred, the optionee may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

(c) An optionee electing to exercise an option shall give written notice to the Company of such election and of the number of shares subject to such exercise. The full purchase price of such shares shall be tendered with such notice of exercise. Payment shall be made to the Company either in cash (including check, bank draft or money order), or, at the discretion of the Committee, (i) by delivering the Company's Common Stock already owned by the Optionee having a fair market value equal to the full purchase price of the shares, or (ii) a combination of cash and such shares, provided, however, that an optionee shall not be entitled to tender shares of the Company's Common Stock pursuant to successive, substantially simultaneous exercises of options granted under this or any other stock option plan of the Company. The fair market value of such shares shall be determined as provided in
    Section 5 herein. Until such person has been issued a certificate or certificates for the shares subject to such exercise, he shall possess no rights as a stockholder with respect to such shares.

 8. ADDITIONAL RESTRICTIONS

    The Committee shall have full and complete authority to determine whether all or any part of the Common Stock of the Company acquired upon exercise of any of the options granted under the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner the Optionee's rights with respect thereto.

 9. ALTERNATIVE STOCK APPRECIATION RIGHTS

(a) GRANT. At the time of grant of an option under the Plan (or at any time thereafter as to options which are not incentive Stock Options), the Committee, in its discretion, may grant to the holder of such option an alternative Stock Appreciation Right ("SAR") for all or any part of the number of the shares covered by the holder's option. Any such SAR may be exercised as an alternative, but not in addition to, an option granted hereunder, and any exercise of an SAR shall reduce an option by the same number of shares as to which the SAR is exercised. An SAR granted to an option holder shall provide that such SAR, if exercised, must be exercised within the time period specified therein. Such specified time period may be less than (but may not be greater than) the time period during which the corresponding option may be exercised. An SAR may be exercised only when tne corresponding option is eligible to be exercised. The failure of the holder of an SAR to exercise such SAR within the time period specified shall not reduce his option rights. If an SAR is granted for a number of shares less than the total number of shares covered by the corresponding option the Committee may later (as to options which are not Incentive Stock Options) grant to the optionholder an additional SAR covering additional shares, provided, however, that the aggregate amount of all SARs held by any optionholder shall at no time exceed the total number of shares covered by his unexercised options.

(b) EXERCISE. The holder of any option which by its terms is exercisable who also holds an SAR may, in lieu of exercising his option, elect to exercise his SAR, subject, however, to the limitation on time of exercise hereinafter set forth. Such SAR shall be exercised by the delivery to the Company of a written notice which shall state that the optionee elects to exercise his SAR as to the number of shares specified in the notice and which shall further state what portion, if any, of the SAR exercise amount (hereinafter defined) the holder thereof requests be paid to him in cash and what portion, if any, he requests be paid to him in Common Stock of the Company. The Committee promptly shall cause to be paid to such holder the SAR exercise amount either in cash. in Common Stock of the Company, or any combination of cash and stock as the Committee may determine. Such determination may be either in accordance with the request made by the holder of the SAR or in the sole and absolute discretion of the Committee. The SAR exercise amount is the excess of the fair market value of one share of the Company's Common Stock on the date of exercise over the per share option price for the option in respect of which the SAR was granted multiplied by the number of shares as to which the SAR is exercised. For the purposes hereof, the fair market value of the Company's shares shall be determined as provided in Section 5 herein. An SAR may be exercised only when the SAR exercise amount is positive.

(c) LIMITATION ON DATE OF EXERCISE. A SAR may not be exercised for cash during the first six months after the date of grant of the SAR and any related stock option, except that this limitation need not apply if death or disability of the holder occurs prior to the expiration of the six-month period. Any election to receive cash in full or partial settlement of a SAR, and any exercise of a SAR for cash, shall be made only during the third business day through the twelfth business day following the release for publication of the Company's regular quarterly or annual summary statements of sales and earnings; but this restriction shall not apply to any exercise of a SAR for cash where the exercise date meets the following three tests:
    (i) the date is automatic or fixed in advance under the terms of the Plan,
    (ii) the date is at least six months after the date of grant of SAR, and
    (iii) the date is outside the control of the holder.

(d) OTHER PROVISIONS OF PLAN APPLICABLE. All provisions of this Plan applicable to options granted hereunder shall apply with equal effect to an SAR. No SAR shall be transferable otherwise than by will or the laws of descent and distribution and a SAR may be exercised during the lifetime of the holder thereof, only by such holder.

10. EFFECT OF TERMINATION OF EMPLOYMENT OR DEATH

(a) In the event that an optionee shall cease to be employed by the Company or its subsidiaries, if any. for any reason other than his gross and willful misconduct or his death or disability, such optionee shall have the right to exercise the option at any time within three (3) months after such termination of employment to the extent of the full number of shares he was entitled to purchase under the option on the date of termination, subject to the condition that no option shall be exercisable after the expiration of the term of the option.

(b) In the event that an optionee shall cease to be employed by the Company or its subsidiaries, if any, by reason of his gross and willful misconduct during the course of his employment; including but not limited to wrongful appropriation of funds of his employer or the commission of a gross misdemeanor or felony. the option shall be terminated as of the date of the misconduct.

(c) If the optionee shall die while in the employ of the Company or a subsidiary, if any, or within three (3) months after termination of employment for any reason other than gross and willful misconduct, or become disabled (within the meaning of Code Section 105(d)(4)) while in the employ of the Company or a subsidiary, if any, and such optionee shall not have fully exercised the option, such option may be exercised at any time within twelve (12) months after his death or such disability by the personal representatives, administrators, or if applicable guardian, of the optionee or by any person or persons to whom the option is transferred by will or the applicable laws of descent and distribution, to the extent of the full number of shares he was entitled to purchase under the option on the date of death, disability or termination of employment, if earlier, and subject to the condition that no option shall be exercisable after the expiration of the term of the option.

(d) Nothing in the Plan or in any agreement thereunder shall confer on any employee any right to continue in the employ of the Company or any of its subsidiaries or affect, in any way, the right of the Company or any of its subsidiaries to terminate his employment at any time.

11. 10-PERCENT SHAREHOLDER RULE

    Notwithstanding any other provision in the Plan, if at the time an option is otherwise to be granted pursuant to the Plan the optionee owns directly or indirectly (within the meaning of Section 425(d) of the Code) Common Stock of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any, (within the meaning of Section 422A(b)(6) of the Code) then any incentive Stock Option to be granted to such optionee pursuant to the Plan shall satisfy the requirements of Section 422A(c)(8) of the Code, and the option price shall be not less than 110% of the fair market value of the Common Stock of the Company determined as described herein. and such option by its terms shall not be exercisable after the expiration of five (5) years from the date such option is granted.

12. NON-TRANSFERABILITY

    No option granted under the Plan shall be transferable by an optionee, otherwise than by will or the laws of descent or distribution as provided in
Section 10(c) herein. During the lifetime of an optionee the option shall be exercisable only by such optionee.

13. DILUTION OR OTHER ADJUSTMENTS

    If there shall be any change in the Common Stock through merger, consolidation, reorganization, recapitalization. stock dividend (of whatever amount), stock split or other change in the corporate structure, appropriate adjustments in the Plan and outstanding options and SAR's shall be made by the Committee. In the event of any such changes, adjustments shall include, where appropriate, changes in the aggregate number of shares subject to the Plan, the number of shares and the price per share subject to outstanding options and the amount payable upon exercise of outstanding SAR's, in order to prevent dilution or enlargement of option or SAR rights.

14. AMENDMENT OR DISCONTINUANCE OF PLAN

    The Board of Directors may amend or discontinue the Plan at any time. Subject to the provisions of Section 14 no amendment of the Plan, however, shall without shareholder approval: (i) decrease the minimum option price provided in
Section 5 herein, (ii) extend the maximum option term under Section 6, or (iii) materially modify the eligibility requirements for participation in the Plan. The Board of Directors shall not alter or impair any option theretofore granted under the Plan without the consent of the holder of the option.

15. TIME OF GRANTING

    Nothing contained in the Plan or in any resolution adopted or to be adopted by the Board of Directors or by the Stockholders of the Company, and no action taken by the Committee or the Board of Directors (other than the execution and delivery of an option), shall constitute the granting of an option hereunder.

16. EFFECTIVE DATE AND TERMINATION OF PLAN

(a) The Plan was approved by the Board of Directors on October 29, 1996.

(b) Unless the Plan shall have been discontinued as provided in Section 14 hereof, the Plan shall terminate October 29, 2006. No option may be granted after such termination, but termination of the Plan shall not, without the consent of the options alter or impair any rights or obligations under any option theretofore granted.

                            GATEFIELD CORPORATION

                       ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON MAY 13, 1998

    Those signing on the reverse side, revoking any prior proxies, hereby appoint(s) James R. Fiebiger and Douglas E. Klint, and each of them with full power of substitution, as proxies of those signing on the reverse side to attend the Annual Meeting of Stockholders of GateField Corporation to be held on May 13, 1998 and at any adjournments thereof, and there to vote and act upon the following matters in respect of all shares of capital stock of the Company which those signing on the reverse side would be entitled to vote or act upon, with all powers those signing on the reverse side would possess if personally present.

    Attendance of those signing on the reverse side at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless those signing on the reverse side shall affirmatively indicate thereat the intention of those signing on the reverse side to vote said shares in person. If those signing on the reverse side hold(s) any of the shares of capital stock of the Company in a fiduciary, custodial or joint capacity or capacities, this proxy is signed by those signing on the reverse side in every such capacity as well as individually.

    IN THEIR DISCRETION, THE NAMED PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, OR ANY ADJOURNMENT THEREOF.

1.  To elect one Class I director to serve for a three-year term.

    James R. Fiebiger          /  / FOR           /  / WITHHOLD AUTHORITY

2. To approve (i) the Company's 1996 Stock Option Plan (the "1996 Plan"), as amended to provide for the issuance of up to 2,000,000 shares and a limit on the number of shares that may be issued under the 1996 Plan to any individual and (ii) the continuance of the 1996 Plan, as amended.

    /  / FOR       /  / AGAINST        /  / ABSTAIN

3. To approve (i) an amendment to the Company's Employee Stock Purchase Plan (the "ESPP"), extending the termination date of the ESPP to December 31, 2007 and (ii) an amendment increasing the number of shares issuable under the ESPP from 500,000 to 700,000.

    /  / FOR       /  / AGAINST        /  / ABSTAIN

4. To ratify the selection of Deloitte & Touche LLP as independent auditors for the Company for the current fiscal year.

    /  / FOR       /  / AGAINST        /  / ABSTAIN

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION OR PROPOSAL SPECIFIED ABOVE, THIS PROXY WILL BE VOTED FOR SUCH ELECTION TO OFFICE OR PROPOSAL.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE
COMPANY.

DATE
     -----------------------------    ---------------------------------

                                      ---------------------------------
                                                SIGNATURE(S)

PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN PERSONALLY. TRUSTEES AND OTHER FIDUCIARIES SHOULD INDICATE THE CAPACITY IN WHICH THEY SIGN. IF A CORPORATION OR PARTNERSHIP, THIS SIGNATURE SHOULD BE THAT OF AN AUTHORIZED OFFICER WHO SHOULD STATE HIS OR HER TITLE.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.